Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report January 10, 1995
                (Date of earliest event reported)



                       Magma Power Company
     (Exact name of registrant as specified in its charter)



    Nevada                  0-10533               95-3604478
(State of other       (Commission File       (IRS Employer
 jurisdiction of       Number)                Identification No.)
 incorporation)



 4365 Executive Drive, Suite 900   San Diego, California   92121
(Address of principal executive offices)                 Zip Code




Registrant's Telephone Number, including area code:(619) 622-7800




                               N/A
  (Former name or former address, if changed since last report)

Item 5.  Other Events


Purchase of 51% of Magma Common Stock

     On January 10, 1995, the Registrant announced that California Energy Company, Inc.'s wholly owned subsidiary, CE Acquisition Company, Inc., has accepted for payment 12,400,000 shares of the Registrant's common stock at $39 per share, which, together with shares already owned by California Energy Company, Inc., represent approximately 51% of the Registrant's common stock. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.



Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated January 10, 1995.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Magma Power Company




                                   By: \s\ Douglas L. Anderson
                                         Douglas L. Anderson
                                         Assistant Secretary



Dated: January 11, 1995